Exhibit 5.1

ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 202.857.6000 main 202.857.6395 fax afslaw.com

November 7, 2023

Volcon, Inc.

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Volcon, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (as amended, the “Registration Statement”), initially filed by the Company on September 29, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”). The Registration Statement relates to the offering by the Company of up to an aggregate of: (i) 19,565,217 units (the “Units”) of securities of the Company, with each Unit consisting of (a) one share (the “Shares”) of common stock, par value $0.00001 per share, of the Company (“Common Stock”) (or, to each purchaser whose purchase of shares of Common Stock in such offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of such offering, one pre-funded warrant (the “Pre-Funded Warrant”) and the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrant (the “Pre-Funded Warrant Shares”), in lieu of a share of Common Stock, (b) 0.35 of a warrant to purchase one share of Common Stock (the “Series A Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Series A Warrants (the “Series A Warrant Shares”) and (c) 0.35 of a warrant to purchase one share of Common Stock (the “Series B Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Series A Warrants (the “Series A Warrant Shares”); (ii) (a) up to an additional 2,934,783 Units for which the underwriters have been granted an over-allotment option (the “Over-Allotment Option”), and (b) additional 13,695,652 Series A Warrant Shares (or 15,750,000 Series A Warrant Shares if the underwriter exercises its Over-Allotment Option in full) that are issuable upon the exercise of the Series A Warrants pursuant to the “alternate cashless exercise” provisions set forth in the Series A Warrants; and (iii) underwriter warrants (the “Underwriter Warrants”) to purchase 978,261 shares of Common Stock (or 1,125,001 shares of Common Stock if the underwriter exercises its Over-Allotment Option in full) (the “Underwriter Warrant Shares”). The Common Stock, Pre-Funded Warrants, Pre-Funded Warrant Shares, Series A Warrants, Series A Warrant Shares, Series B Warrants, Series B Warrant Shares, Underwriter Warrants and Underwriter Warrant Shares are referred to herein collectively as the “Securities.”

The terms “Shares,” “Pre-Funded Warrants,” “Pre-Funded Warrant Shares,” “Series A Warrants,” “Series A Warrant Shares,” “Series B Warrants,” “Series B Warrant Shares,” “Underwriter Warrants,” “Underwriter Warrant Shares,” and “Securities” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Series A Warrants, Series A Warrant Shares, Series B Warrants, Series B Warrant Shares, Underwriter Warrants and Underwriter Warrant Shares. The Securities are being sold pursuant to an Underwriting Agreement to be entered into between the Company and Aegis Capital Corp. in the form most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

November 7, 2023 Page 2

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, the form of Pre-Funded Warrant, the form of Series A Warrant, the form of Series B Warrant, the form of Underwriter Warrant and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.       The Shares, when issued by the Company against payment therefor in the circumstances contemplated by the Prospectus, will have been duly authorized for issuance by all necessary corporate action by the Company, and will be validly issued, fully paid and non-assessable;

2.       The Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, and the Underwriter Warrants when issued by the Company against payment therefor in the circumstances contemplated by the Prospectus, will have been duly authorized by all necessary corporate action of the Company and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

3.       The Pre-Funded Warrant Shares initially issuable upon exercise of the Pre-Funded Warrants, the Series A Warrant Shares initially issuable upon exercise of the Series A Warrants, the Series B Warrant Shares initially issuable upon exercise of the Series B Warrants, and the Underwriter Warrant Shares initially issuable upon exercise of the Underwriter Warrants when issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Pre-Funded Warrants, Series A Warrants, Series B Warrants, or Underwriter Warrants, respectively, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

A.       The opinion expressed herein with respect to the legality, validity, binding nature and enforceability of the Pre-Funded Warrants, Series A Warrants, Series B Warrants, and Underwriter Warrants is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B.        The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of Delaware (which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ ArentFox Schiff, LLP